Exhibit 10.1

AMENDMENT TO SHARE PURCHASE AGREEMENT

Amendment to the Share Purchase Agreement, dated as of [*], 2024 (this “Amendment”), is entered into by and among Fresh2 Group Limited (the “Company”), and [*] (the “Investor”) (each a “Party” and together with the Company, the “Parties”).

WHEREAS, the Company and Investor have entered into that certain share purchase agreement (the “Share Purchase Agreement”);

WHEREAS, the Parties hereto desire to amend the Share Purchase Agreement on the terms and subject to the conditions set forth herein and in the Share Purchase Agreement; and

NOW, THEREFORE, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Share Purchase Agreement.

2. Amendments to the Share Purchase Agreement. As of the date first written above (the “Effective Date”), the Share Purchase Agreement is hereby amended as follows:

(a) Paragraph A is hereby deleted in its entirety and replaced with the following:

“A. The Company wishes to sell to the Investor, and the Investor wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, ordinary shares. The share purchasing price shall be $0.07 per share ($1.4 per ADS), and the purchased shares shall collectively be referred to herein as the “Securities”. The Investor will invest USD$[*] in the Company to acquire an aggregate number of 7,142,855 class A ordinary shares.”

(b) Section 1.1 is hereby deleted in its entirety and replaced with the following:

1.1 Share Closing. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and the Investor agrees to purchase the Securities for an aggregate purchase price of US$[*] (the “Share Purchase Price”). The Investor shall wire investment fund to the Company designated bank account (per the Company’s wiring instruction in Exhibition A) within five business days after effectiveness of this Agreement. The date on which the closing of each purchase and sale of shares occurs (the “Share Closing”) is hereinafter referred to as the “Share Closing Date”. The Share Closing of the purchase of [*] Class A Ordinary Shares will be deemed to occur when (A) this Agreement has been executed and delivered by the Company and the Investor, (B) each of the conditions to the Share Closing described in Section 5 of this Agreement has been satisfied or waived as specified therein and (C) full payment of the Share Purchase Price has been made by the Investor to the Company by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing the securities being purchased by the Investor, registered in the name and address of the Investor as is set forth on the signature page hereto. The Share Closing of the purchase of [*] Class A Ordinary Shares shall be within 3 days after the date of this Amendment

(c) Section 5.1.2 is hereby deleted in its entirety and replaced with the following:

“5.1.2 After receiving the full amount of the Share Purchase Price wired to the Company Bank account, the Company shall send to CITI bank N.A. as the Depositary, Maples Fund Services (Cayman) Limited as the Registrar, orders to issue to the Investor [*] class A ordinary shares and [*] class A ordinary shares at their respective Share Closing Date in accordance with Section 1.1.”

3. Date of Effectiveness; Limited Effect. This Amendment will become effective on the date first written above. Except as expressly provided in this Amendment or any other agreements between the parties, all of the terms and provisions of the Share Purchase Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Share Purchase Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Share Purchase Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Share Purchase Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Share Purchase Agreement, will mean and be a reference to the Share Purchase Agreement as amended by this Amendment.

4. Miscellaneous.

(a) This Amendment is governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions of such state.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Counterparts may be delivered by any electronic signature and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Share Purchase Agreement as of the date first written above.

[INVESTOR]	Fresh2 Group Limited

By:	By:
Name:	Name:	Haohan Xu
Title:	Title:	CEO

[Signature Page to Amendment to the Share Purchase Agreement]

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